Exhibit 23.1

CONSENT OF VITALE, CATURANO & COMPANY, LTD.

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 14, 2008 relating to the consolidated financial statements of American DG Energy Inc., as of and for the years ended December 31, 2007 and 2006, included in its Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-146628).

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

March 14, 2008

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